STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES
LONG FORM STANDING WITH CHARTER DOCUMENTS

ARC287BC CORPORATION
0400707991

I, the Treasurer of the State of New Jersey, do hereby certify that the above-named New Jersey Domestic For-Profit Corporation was registered by this office on December 10, 2014.

As of the date of this certificate, said business continues as an active business in good standing in the State of New Jersey, and its Annual Reports are current.

I further certify that the registered agent and office are:

WILSON BEZERRA
232 UNION BLVD
TOTOWA, NJ 07512-2670

I further certify that as of the date of this certificate, the following amendments and changes are on file in this office:

AMENDMENT	*12/16/2014*
AMENDMENT	*02/01/2017*

THE GREAT SEAL OF THE STATE OF NEW JERSEY
LIBERTY AND PROSPERITY
1776

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 11th day of July, 2017

Ford M. Scudder
Acting State Treasurer

Certificate Number : 6081074783

Verify this certificate online at

https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp